UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a party other than the Registrant	☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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SPLASH BEVERAGE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) amends the definitive proxy statement furnished in connection with the 2025 Special Meeting of Stockholders (the “Special Meeting”) of Splash Beverage Group, Inc. (the “Company”) to be held in a virtual-only meeting format via live webcast on the Internet on August 29, 2025, at 10:00 a.m. Eastern Time, filed with the U.S. Securities and Exchange Commission (“SEC”) on August 7, 2025 (the “2025 Proxy Statement”). This Amendment is being filed with the SEC and furnished to shareholders on August 8, 2025.

This Amendment should be read in conjunction with the 2025 Proxy Statement. Except as described in this Amendment, this Amendment does not modify, amend, supplement or otherwise affect the 2025 Proxy Statement.

AMENDMENT TO 2025 PROXY STATEMENT

The following disclosure amends and restates in its entirety the section under the heading ”Risk Factors”:

“Investing in our securities involves risk. You should consider carefully all of the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on July 11, 2025, and the risks set forth below. These risks, together with those disclosed in our other filings with the SEC, could materially affect our business, financial condition, results of operations, and the trading price of our securities. The risks and uncertainties described in the aforementioned filings and below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business, financial condition and operating results or result in our liquidation.

Risks Related to Our Reporting Obligations

Although we are now in compliance with the continued listing requirements of the NYSE American, our failure to maintain continued compliance could result in the delisting of our common stock.

As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2025, on July 28, 2025, the Company received two letters from the NYSE Regulation confirming that the Company has regained compliance with the continued listing standards of the NYSE American LLC (“NYSE American”).

We are required to meet certain qualitative and financial tests to maintain the listing of our common stock on the NYSE American. In order to maintain this listing, we must maintain certain share prices, financial and share distribution targets, including maintaining a minimum amount of stockholders’ equity and a minimum number of public stockholders.

The Company had previously received notifications from the staff at NYSE American LLC on October 6, 2023, December 20, 2023, and June 5, 2024, that it was not in compliance with Sections 1003(a)(i), (ii), and (iii) of the NYSE American Company Guide.

The Company also received notifications from the NYSE American stating that it was not in compliance with Section 1007 of the NYSE American Company Guide due to its failure to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2025, which was due to be filed with the Securities and Exchange Commission no later than May 20, 2025 and its failure to timely file the Company’s Form 10-K for the year ended December 31, 2024 by the filing due date of April 15, 2025.

The first letter stated that the Company is back in compliance with all of the NYSE American continued listing standards set forth in Part 10 of the NYSE American Company Guide. Specifically, the Company resolved the previously identified deficiencies under Sections 1003(a)(i), (ii), and (iii) of the NYSE American Company Guide referenced in the exchange’s letters dated October 6, 2023, December 20, 2023, and June 5, 2024. As a result, the “BC” indicator was removed and the Company was taken off the exchange’s list of noncompliant issuers as of the opening of trading on July 29, 2025. The Company will remain subject to NYSE Regulation’s normal continued listing monitoring going forward.

The second letter confirmed that the Company filed its previously delayed Form 10-K for the fiscal year ended December 31, 2024, and the Form 10-Q for the quarter ended March 31, 2025, on July 11, 2025. As a result, the Company has regained compliance with Section 1007 of the NYSE American Company Guide. The “LF” indicator on the Company’s NYSE pages was removed, and the Company was removed from the list of late filers maintained on the NYSE’s Listed Standards Filing Status page.

The following disclosure amends and restates in its entirety the section under the heading ”Principal Stockholders”:

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date, for:

●	each of our current directors and executive officers;

●	all of our current directors and executive officers as a group; and

●	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially, subject to applicable community property laws. Unless otherwise specified, the address for each of the persons named in the table is 1314 E Las Olas Blvd. Suite 221, Fort Lauderdale, Florida 33301.

As of the Record Date, we had 2,143,480 shares of common stock outstanding. We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3 of the Exchange Act of 1934, as amended (the “Exchange Act”), a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person or persons, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person or persons (and only such person or persons) by reason of these acquisition rights.

Name	Shares of Common Stock	Percentage of Common Stock
Executive Officers and Directors
Robert Nistico	36,753	1.71%

Justin Yorke(1)	137,153	6.40%

Bill Caple	—	—

Thomas Fore	—	—

William Meissner	—	—

William Devereux	—	—

Officers and Directors as a Group (5 individuals)	173,906	8.11%
5% or greater owners:
LK family partnership	74,800	3.49%
Total	248,706	11.60%

(1)	Of which 82,431 shares are held by Richland Fund LLC, 34,950 shares are held by JMW Fund LLC, and 19,772 shares are held by San Gabriel LLC. All funds are managed by Mr. Yorke. Mr. Yorke has sole voting and dispositive power over the shares held by Richland Fund LLC, JMW Fund LLC, and San Gabriel LLC.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 29, 2025

The Notice and Proxy Statement, this Amendment and the Annual Report are available free of charge on our website at www.splashbeveragegroup.com and at www.proxyvote.com.